Exhibit 99.1

NATUS ANNOUNCES CEO TRANSITION, BEGINS SEARCH FOR SUCCESSOR

SAN CARLOS, Calif. (January 30, 2004) – Natus Medical Incorporated (Nasdaq NM: BABY) today announced the resignation of Tim Johnson, president, chief executive officer, chief operating officer and director. Mr. Johnson has agreed to continue to serve in his current capacity until a successor has been named. Natus Medical’s board of directors has established a search committee to identify and retain a successor to Mr. Johnson.

“I am upbeat about the future of Natus Medical, as the Company has continued to make progress toward its goals of introducing additional products into its distribution channel, expanding international sales and controlling expenses,” stated Mr. Johnson. “In recent quarters, Natus Medical has reported a growing top line and has expanded its product lines. Natus Medical also has a seasoned management team in place, and I believe now is the time to hand over leadership to a new chief executive who can build upon this foundation.”

Commenting on today’s announcement, William New, Jr., M.D., Ph.D., founder and chairman of the board, stated, “Tim Johnson has done a commendable job during his 14 years at Natus, serving the past eight years as president. Under his leadership, the Company has captured a leading position in the U.S. newborn hearing screening market and developed brand awareness, as well as expanding our product line and improving our financial condition. On behalf of the directors and employees of Natus Medical, we offer him our thanks and we wish him well in his future endeavors.”

Natus Medical Incorporated develops, manufactures and markets proprietary, easy-to-use medical products that assist in the detection, treatment, monitoring and tracking of common disorders in newborns. Headquartered in San Carlos, California, the Company has operations in New York, Oregon, the United Kingdom, and Japan.

Natus’ product lines include: ALGO® Newborn Hearing Screeners, MiniMuffs® Neonatal Noise Attenuators, the CO-Stat® End Tidal Breath Analyzer, neoBLUE™ LED Phototherapy device; Neometrics™ software products: MSDS™ Metabolic Screening Database System, CMS™ Case Management System, WebEBP™ Web Based Electronic Birth Page, VRS™ Voice Response System, and the Neometrics diagnostic reagent products: Accuwell™ TSH ELISA and Accuwell T4 EIA. Additional information about Natus Medical can be found at www.natus.com.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions, and strategies of Natus. These forward looking statements include, but are not limited to, statements regarding the Company’s identification and hiring of a suitable chief executive officer, the Company’s achievement of its product and sales goals and the Company’s achievement of expense control initiatives. These statements relate to future events or Natus’ future financial performance or results and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. The results could differ materially due to a number of factors, including the availability and suitability of management candidates, the demand (or absence of demand) for our products and services and our ability to control costs. Natus disclaims any obligation to update information contained in any forward-looking statement.

For additional information and considerations regarding the risks faced by Natus, see Natus’ reports on Forms 10-Q and 10-K filed and to be filed with the Securities and Exchange Commission.

natus®; 70/40®; ALGO®; AABR®; ALGO 1e®; ALGO-1 Plus®; ALGO 2®; ALGO DataBook®; Dri-Prep®; Ear Couplers®; Jelly Button®; Flexicoupler®; Jelly Tab™; MiniMuffs®; CO-Stat®; and neoBLUE™; Neometrics™; Accuwell™; Accuscreen™; CEM™; CMS™; Neocoat™; MSDS™; VRS™; and WebEBP™ are Natus trademarks; Biliband™ Eye Protectors; Oxydome™, Oxypod™, Oxy-Igloo™, and Foldadome™ oxygen hoods; Igloo™ neonatal heatshield are licensed to Natus Medical by Nascor Pty. Ltd.